EXHIBIT 23.1


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997 (except with respect to the matters discussed in Note 12, as to which the date is June 20, 1997), included in Ameristar Casinos, Inc.'s Annual Report on Form 10-K/A-2 for the year ended December 31, 1996 and to all references to our firm included in this Registration Statement.


                                ARTHUR ANDERSEN LLP



August 22, 1997
Las Vegas, Nevada